SEPARATION AGREEMENT

          This Separation Agreement (the Agreement) is made as of
April 25, 1994 by and between Wilbert F. Schwartz (Executive) on the one hand, and Grubb & Ellis Company, a Delaware corporation
(the Company), on the other.

                        R E C I T A L S

           WHEREAS,  the  Company  has employed  Executive  since
February 24, 1993 and Executive now serves as its President and Chief Executive Officer and on its Board of Directors; and

          WHEREAS, Executive wishes to resign as of the Effective Date (as defined below) from his offices as President and Chief Executive Officer of the Company and as an employee of the Company and the Company wishes to accept Executive's resignation; and

           WHEREAS, the Company wishes to provide Executive with severance benefits under the terms and conditions set forth hereinbelow.

                       A G R E E M E N T

     NOW, THEREFORE, the parties hereby agree as follows:

     1.   Employment Status

           (a) Executive hereby voluntarily resigns as of the Effective Date (as defined below) from his positions as President and Chief Executive Officer of the Company, from all committees of the Board of Directors of the Company, as an employee of the Company and from all positions held at, and all boards of directors and committees of such boards of, all affiliates of the Company; provided that Executive may, if he so wishes, continue to serve as a director of Axiom Real Estate Management, Inc. at the pleasure of the Company. No later than the Effective Date, Executive shall return to the Company all Company property in his possession, including without limitation, keys, credit cards, telephone calling cards, manuals, books, notebooks, financial statements, computer software, cellular and portable telephone equipment, reports and other documents. The "Effective Date" shall be July 1, 1994 or such earlier date as Executive or the Board so elects (the "Effective Date"); provided that the occurrence of the Effective Date prior to July 1, 1994 as a result of the Board's election shall not affect Executive's right to receive the salary, benefits and perquisites described in paragraph 1(b) below.

                               1

           (b) From the date hereof through June 30, 1994, Executive shall be entitled to continue to receive his current base salary and all benefits and perquisites that he currently is entitled to receive from the Company, provided that if Executive elects to terminate his employment with the Company prior to July 1, 1994, then he shall be entitled to receive only the severance and medical and dental benefits described in paragraphs 1(c) and 2 below.
          (c) On the Effective Date, Executive's employment with the Company shall terminate. From July 1, 1994, or such earlier date on which Employee elects to terminate his employment with the Company, until June 30, 1995, Executive shall be paid severance benefits in the form of the continuation of his current base salary and shall be entitled to receive medical and dental benefits in accordance with paragraph 2 below. The benefits payable to Executive under this Agreement shall be in lieu of any and all other severance or termination benefits which would otherwise be payable to Executive under any plan, policy, agreement or arrangement of the Company. In addition, the Company shall reimburse Executive for 50% of the cost of reasonable and customary out-placement counseling services, provided that the Company's obligation hereunder shall not exceed $20,000.

           (d) Executive shall, if Executive so elects, continue to serve as a member of the Board of Directors, subject to removal under the Company's charter and by-laws. For so long as Executive shall continue to receive salary continuation benefits under this Agreement, Executive shall not be entitled to receive any directors' fees or participate in the directors stock option plan. For so long as Executive shall continue to serve on the Board after he ceases to receive salary continuation benefits under this Agreement, he shall be entitled to receive compensation pursuant to the same plans, programs and policies as the Company's other nonemployee directors are then entitled to receive. For so long as Executive shall continue to serve on the Board of Directors of the Company or any affiliate, Executive shall be entitled to receive reimbursement for out-of-pocket expenses reasonably incurred in connection with his service as a director in accordance with the Company's expense reimbursement policy for directors, and shall be covered (to the same extent as other directors) under any Directors' and Officers' Liability Insurance Policy which the Company has in effect and be covered by his existing indemnification agreement with the Company.

           (e) If Executive accepts full-time employment which will commence prior to June 30, 1995, then immediately upon securing such employment, Executive shall notify the Company of the identity of the employer, his position and start date. Such employment shall in no way diminish the benefits to which Executive is entitled hereunder, except as provided in paragraphs 1(b) and 2 hereof.
                               2


     2.   Welfare Benefits

           The Company shall continue to provide medical and dental benefits to Executive pursuant to the terms of its group medical benefit plan, as it may be amended from time to time, for so long as he shall continue to receive salary continuation benefits under paragraph 1 on the cost-sharing basis which is in effect on the Effective Date; provided, however, that after July 1, 1994, the Company's obligation to provide such medical and dental benefits shall terminate at such time as Executive becomes covered under any another group medical benefit plan.

3.   Executive's Rights Under Company Plans

           (a) Immediately upon execution of this Agreement, all stock options previously granted to Executive pursuant to the Company's 1990 Amended and Restated Stock Option Plan shall be canceled and terminated. Executive agrees to execute any documents and take such further actions as may be requested by the Company in order to effect such cancellation.

           (b) Nothing contained in this Agreement shall affect or otherwise diminish Executive's rights with respect to the assets held for his benefit in, or which he has contributed to, the Company's 401(k) Plan or the Company's Employee Stock Purchase Plan.

           (c) Except as provided in this Agreement, Executive acknowledges and agrees that he has no interest in and is entitled to receive no compensation under any other plan, policy or program of the Company, including but not limited to incentive compensation arrangements as outlined in memos to Executive from the Company.

     4.   Mutual Release

           (a) For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Executive, on the one hand, hereby release and forever discharge the Company and Warburg, Pincus Investors, L.P. ("WPI") and the Company and WPI, on the other, hereby releases and forever discharges Executive and, as the case may be, each of their associates; owners; stockholders; affiliates; divisions; subsidiaries; predecessors; successors; heirs; assigns; agents; directors; officers; partners; employees; insurers; representatives; attorneys; employee welfare benefit plans, employee pension benefit plans and deferred compensation plans, and their trustees, administrators and other fiduciaries; and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims,

                               3


demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called Claims), which each now has or may hereafter have against the other, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to and including April 25, 1994, including, without limiting the generality of the foregoing, any Claims arising out of, based upon or relating to Executive's performance or nonperformance of duties or conduct while employed by the Company or Executive's hire, employment, remuneration (including salary; bonus; incentive or other compensation; vacation; sick leave or medical insurance benefits; and/or benefits from any employee stock ownership, profit-sharing and/or deferred compensation plan) or termination of employment by the Company (including any Claims under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Civil Rights Act of 1866, as amended; the Consolidated Omnibus Budget Reconciliation Act; the Age Discrimination in Employment Act, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Executive Retirement Income
Security Act, as amended; applicable state employment discrimination statutes; applicable state wage and hour statutes; and/or any other local, state or federal law governing discrimination in employment and/or the payment of wages or benefits). In giving this Release, Executive forever releases and gives up his employment rights and employee status with the other releasees, and each of them. Excepted from the foregoing releases by the Company and WPI are any causes of action or Claims brought against Executive by the Company or WPI in connection with any causes of action or Claims brought against the Company or WPI by third parties in which Executive's actions, omissions or conduct are at issue, subject to Executive's rights of indemnification under his existing indemnification agreement, which rights, notwithstanding anything contained herein, shall continue pursuant to the terms of such agreement, including but not limited to pursuant to section 5 thereof. Excepted from the foregoing release by Executive are any causes of action or Claims brought against the Company or WPI by Executive in connection with any causes of action or Claims brought against Executive by third parties in which the Company's or WPI's actions, omissions or conduct are at issue.

           (b)   IN  ACCORDANCE  WITH THE OLDER  WORKERS  BENEFIT
PROTECTION ACT OF 1990, Executive IS AWARE OF THE FOLLOWING  WITH
RESPECT TO HIS RELEASE OF ANY CLAIMS UNDER THE AGE DISCRIMINATION
IN EMPLOYMENT ACT (ADEA):

                (1)  HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY
BEFORE SIGNING THIS AGREEMENT;

                (2)  HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS
AGREEMENT;

                               4

                (3)   HE  HAS  SEVEN (7) DAYS AFTER SIGNING  THIS
AGREEMENT TO REVOKE THIS AGREEMENT, AND THIS AGREEMENT  WILL  NOT
BE  EFFECTIVE AS TO ANY ADEA CLAIM UNTIL THE EIGHTH DAY FOLLOWING
Executive'S SIGNING THIS AGREEMENT.

           (c) Each of the parties represents and warrants that there has been no assignment or other transfer of any interest in any Claim which it may have against the other, or any of them, and each agrees to indemnify and hold the other, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by the other, or any of them, as a result of any person asserting such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by an indemnified party against an indemnifying party under this indemnity.

           (d) Each party agrees that if it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against a released party, or any of them, any of the Claims released hereunder, then it shall pay to the other, and each of them, in addition to any other damages caused to it thereby, all reasonable attorneys' fees and costs incurred by it in defending or otherwise responding to said suit or Claim.

     5.   Confidentiality and Non-Solicitation Covenants

           Except as permitted or directed by the Board of Directors of the Company, Executive shall not divulge, furnish or make accessible to anyone or use in any way any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with during the term of his employment by the Company or any time thereafter, whether developed by himself or by others, concerning any trade secrets, confidential financial information, confidential or secret plans, or materials (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the
Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by Executive.
                               5

           Executive further agrees that through June 30, 1995, Executive shall not, for himself or any third party, directly or indirectly, (i) divert or attempt to divert from the Company or any affiliated company, any business of any kind in which the Company is engaged, including, without limitation, the solicitation of its customers or interference with any of its suppliers or customers, or (ii) employ or solicit for employment any person employed by the Company, or by any affiliated company, during the period of such person's employment.

           Executive shall not be prohibited from engaging in any business which competes with the Company, provided that in engaging in any such business, Executive shall be subject to the restrictions contained in this Agreement, including but not limited to the restrictions contained in this paragraph 5.

     6.   Non-Disparagement Covenant

          Executive agrees not to make any statement, publicly or privately, disparaging any of the Releasees. The Company agrees, and agrees to use its best efforts to cause its executive officers, directors and affiliates, not to make any statement, publicly or privately, disparaging Executive.

     7.   Confidentiality of Settlement Covenant

           The parties shall not disclose the terms of this Agreement unless required to do so by law or as may be necessary to enforce this Agreement; provided, however, Executive may disclose such terms in confidence to his immediate family, attorneys, accountants and advisers provided that such persons also agree to this pledge of confidentiality, and the Company may disclose such terms in confidence to its management personnel, directors, attorneys, accountants and advisers who have a legitimate need to know. The parties acknowledge that the
Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which require disclosure of the terms of this Agreement as well as require the Company to file this Agreement with the Securities and Exchange Commission. The parties hereby agree to the Company's issuance of the press release attached hereto as Exhibit "A". The parties further agree that they will respond to all inquiries concerning Executive's resignation in a manner which is consistent with the tone and content of the attached press release.

                               6

     8.  Cooperation Covenant

          Executive shall make himself available to the Company's Board of Directors and its Chief Executive Officer to consult as may reasonably be requested by them and cooperate fully in (i) consulting with the Company with respect to all matters
concerning   the   Company  in  which  Executive   had   personal
involvement  during his period of employment  with  the  Company,
(ii) assisting the Company in the consummation of any business matters pending as of the Effective Date, and (iii) assisting the Company in defending and testifying in any legal and other proceedings relating to the affairs of the Company; provided that
(A) such requests shall not interfere with Executive's search for new employment or business development activities or with any other employment, consulting engagement or other business activities Executive may accept, (B) the Company shall reimburse Executive for out-of-pocket expenses reasonably incurred in connection with such requests in accordance with the expense reimbursement policy which is applicable to senior executives,
(C) the requests made pursuant to clauses (ii) and (iii) may be made only for so long as Executive shall continue to receive salary continuation benefits under this Agreement and may not require that Executive provide more than occasional advice to the Company. The parties may agree from time to time for Executive to be retained to perform special projects upon such terms and for such compensation as the parties may agree upon, although nothing contained herein shall obligate either party to enter into any such agreement. Nothing contained in this paragraph 8 shall limit Executive's right to obtain full- or part-time employment or engage in consulting or other business activities.

     9.   Breach of Covenants

           Executive and the Company agree that the Company will be irreparably harmed by any violation or threatened violation of any of the provisions of paragraphs 5, 6, 7 or 8 if such provisions are not specifically enforced and therefore that the Company shall be entitled to an injunction restraining any violation of these paragraphs by Executive (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy to which the Company may be entitled.

           Executive and the Company agree that Executive will be irreparably harmed by any violation or threatened violation of any of the provisions of paragraphs 6 or 7 if such provisions are not specifically enforced and therefore that Executive shall be entitled to an injunction restraining any violation of these paragraphs by the Company (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy to which Executive may be entitled.

                               7
     10.  Waiver of Breach

          A waiver by Executive or the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     11.  Written Notice

           Any written notice required or permitted to be given under this Agreement shall be sufficient only if sent by
registered  mail  to  Executive's  residence,  in  the  case   of
Executive, or to the Company's principal office in the case of the Company.

     12.  Assumption of Risk

          Each of the parties to this Agreement fully understands that if any fact with respect to any matter covered by this Agreement is found hereafter to be other than, or different from, the facts now believed to be true, each of the parties expressly accepts and assumes the risk of such possible difference in fact and agrees that the release provisions hereof shall be and remain effective notwithstanding any such difference in fact.

     13.  Construction of Agreement

           This Agreement shall be construed as a whole in accordance with its fair meaning and in accordance with the
laws  of  the  State  of California.   The  language  of  this
Agreement  shall  not   be construed for or against any particular
party.  The headings used herein   are  for  reference  only  and
shall  not  affect the construction of this Agreement.

     14.  Severability; Enforceability

           If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held to be invalid, unenforceable, or void by the final determination of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only, and shall be enforced in that jurisdiction as so limited to the maximum extent permitted by the law of that jurisdiction.

                               8


     15.  Entire Agreement

           This Agreement sets forth the entire agreement between the parties with respect to the termination of Executive's employment with the Company and supersedes all other prior agreements between the parties except for the agreements referred to in paragraph 3 above.

     16.  Amendment to Agreement

           Any Amendment to this Agreement must be in a writing signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Agreement.

     17.  Representation by Counsel

           Executive represents and acknowledges that he has been represented by legal counsel in connection with the negotiation and preparation of this Agreement, that he has discussed all aspects of this Agreement with his attorneys and that he has carefully read and understands all of the provisions of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below, effective as of the Effective Date specified above.


                              GRUBB & ELLIS COMPANY,
                              A DELAWARE CORPORATION

                              By /s/ Joe F. Hanauer
                              Title: Chairman
                              Date:  April 25, 1994

                              By /s/ Wilbert F. Schwartz
                              Name:  Wilbert F. Schwartz
                              Date:  April 25, 1994


AGREED AND ACCEPTED AS TO
PARAGRAPH 4:

WARBURG, PINCUS INVESTORS,
L.P., A DELAWARE LIMITED PARTNERSHIP

BY:  WARBURG, PINCUS & CO.
General Partner

BY:  /s/ Reuben Leibowitz
General Partner
                               9